UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
KiOR, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	51-0652233
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173440.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Class A common stock to be registered hereunder set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-173440) as originally filed with the Securities and Exchange Commission on April 11, 2011, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.
Item 2. Exhibits.
     In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 23, 2011	KIOR, INC.
	By:	/s/ Fred Cannon
Fred Cannon

President and Chief Executive Officer